Exhibit 10(n)

                                 PROMISSORY NOTE

$250,000                                                      September 30, 1999
                                                              Irvine, California

      The undersigned, General Automation, Inc., a Delaware corporation, for value received, promises to pay to Boundless Technologies, Inc., a Delaware corporation formerly known as SunRiver Data Systems, or order (the "Holder"), the sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest on unpaid principal as provided below.

      The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject:

1. Interest. The unpaid principal balance of this Note outstanding from time to time shall bear interest from the date hereof until paid at the rate of ten percent (10%) per annum, compounded quarterly.

2. Payments. The entire principal amount of this Note, together with all accrued interest thereon, shall be due and payable on the fifth anniversary of the date of this Note.

3. Acceleration. Notwithstanding Section 2 above, if any of the events specified in this Section 3 shall occur, the Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the undersigned:

      (a) The institution by the undersigned of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the undersigned to institution of bankruptcy or insolvency proceedings against the undersigned, or the filing by the undersigned of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by the undersigned to the filing of any such petition, or the making by the undersigned of an assignment for the benefit of creditors; or

      (b) If, within sixty (60) days after the commencement of an action against the undersigned (and service of process in connection therewith on the undersigned) seeking any bankruptcy, insolvency or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the undersigned or all orders or proceedings thereunder affecting the undersigned stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the undersigned of any trustee, receiver or liquidator of all or any substantial part of the properties of the undersigned, such appointment shall not have been vacated.

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4.         Prepayment. The undersigned may at any time prepay this Note in whole or in part. All payments made on this Note shall be applied first to accrued interest, and the balance of such payment, if any, shall be applied to principal, and interest shall thereupon cease upon the principal so credited.

5. Headings. The headings of this Note have been inserted as a matter of convenience and shall not affect the construction hereof.

6. Applicable Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware.

7. Attorneys' Fees. In the event of any action, suit, counterclaim, appeal, arbitration, or mediation for any relief, declaratory or otherwise, pertaining to enforcement of the terms of this Note or to the declaration of rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in the following: postjudgment motions and collection actions; contempt proceedings; garnishment, levy, and debtor and third party examinations; discovery; and bankruptcy litigation. "Prevailing party" within the meaning of this section includes a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

8. Waiver. The payor and any guarantors and endorsers hereof expressly waive diligence, presentment, protest and demand, and notice of protest, demand, dishonor and nonpayment of this Note.

           IN WITNESS WHEREOF, the undersigned, General
Automation, Inc., has executed this Note.

                                    GENERAL AUTOMATION, INC.



                               By:  /s/ Jane Christie
                                    ---------------------------------
                               Its: President & CEO

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